Exhibit 10.50

MERCURY GENERAL CORPORATION
LONG-TERM INCENTIVE PLAN

PERFORMANCE PHANTOM STOCK UNIT AWARD AGREEMENT
Mercury General Corporation (the “Company”) hereby grants to the participant listed below (“Participant”), this award (the “Award”) of the number of performance-based phantom stock units (“Performance Phantom Stock Units” or “PSUs”) listed below. Each PSU represents the right to receive the “Payout Value” in cash per PSU upon satisfaction of certain performance conditions as specified in Section 1(b) of the terms and conditions attached hereto as Exhibit A (together with this grant notice, the “Award Agreement”).

Participant:	____________________________________________________
Grant Date:	____________________________________________________
Target Number of PSUs:	____________________________________________________
Maximum Number of PSUs:	1.50x Target Number of PSUs
Performance Cycle:	________________________________________________________________________________________________________
Performance Conditions:	The PSUs shall be eligible for payment based on the performance conditions set forth in Exhibit B.
Distribution Schedule:
The Payout Value shall be payable within 30 days following the Determination Date (as defined in Exhibit B), provided that Participant shall not have had a Termination of Service prior to the applicable payment date.

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By accepting this Award, Participant agrees to be bound by the terms and conditions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Award. Participant understands and agrees that this Award does not alter the at-will nature of his or her employment relationship with the Company and is not a promise of continued employment for the term of the Award or any portion of it.1
This Award is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement.

1 awards will be accepted electronically.
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EXHIBIT A

TERMS AND CONDITIONS
1.Award of PSUs.
(a)    Performance Conditions; Effect of Termination of Service. The PSUs subject to the PSU Award shall become eligible for payment in accordance with the Performance Conditions set forth on the first page of this Award Agreement and in Exhibit B. In the event of Participant’s Termination of Service prior to the payment of the Payout Value (as defined below) with respect to the PSUs, all PSUs will terminate automatically and be forfeited without further notice. Unless and until the Payout Value with respect to the PSUs has been paid to Participant, Participant will have no right to any distribution with respect to such PSUs.
(b)    Payment. Subject to the terms and provisions of the Plan and this Award Agreement, Participant shall be eligible to receive a cash payment for each Payment Eligible PSU (as defined in Exhibit B) in an amount equal to the Per Share Payout Value (as defined below) on the Determination Date for each such Payment Eligible PSU (the “Payout Value”). Subject to Section 1(a), the Payout Value shall be paid to Participant within 30 days following the Determination Date (as defined in Exhibit B), and shall be subject to any tax withholding required by Applicable Law. Once payment has been made on a PSU under this Section 1(b), then such PSU will be satisfied in full and no further payment will be due thereon. Notwithstanding anything to the contrary in the Plan or in this Award Agreement, the Administrator may, in its discretion, reduce or eliminate the Payout Value otherwise payable to Participant. Any such reduction or elimination may be made based on such objective or subjective determinations as the Administrator determines appropriate. For purposes of this Agreement, the “Per Share Payout Value” will be equal to the average closing price per share of the Company’s Common Stock for the 30 calendar days preceding (and including) the Determination Date.
2.    Section 409A. This Award shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, “Section 409A”). This Award Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, the cash payable hereunder shall be distributed to Participant no later than the later of: (a) the 15th day of the third month following Participant’s first taxable year in which such PSUs are no longer subject to a substantial risk of forfeiture, and (b) the 15th day of the third month following first taxable year of the Company in which such PSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Section 409A. For purposes of Section 409A, each payment that Participant may be eligible to receive under this Award Agreement shall be treated as a separate and distinct payment.
3.    Forfeiture and Clawback Provisions. By executing this Agreement and accepting this Award, Participant agrees that all compensation received by Participant, including Awards under the Plan (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt of this Award), shall be subject to reduction, cancellation, forfeiture and/or recoupment as provided in Section 3.6 of the Plan, notwithstanding any other agreement to the contrary. Participant agrees that Participant is not entitled to indemnification in connection with any enforcement of the Recovery Arrangements and expressly waives any rights to such indemnification under the Company’s organizational documents or otherwise. By executing this Award Agreement, Participant agrees to take all required action in a reasonably prompt manner, as applicable, to enable the enforcement of the Recovery Arrangements and Section 3.6 of the Plan.
4.    Governing Law. This Award Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof or of any other jurisdiction.

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5.    Entire Agreement. The Plan and this Award Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. This Award Agreement may be amended by the Administrator as provided in the Plan.
6.    Unfunded Status of Award. The Plan and this Award are intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to Participant pursuant to this Award, nothing contained in the Plan or this Award Agreement shall give Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
7.    No Stockholder Rights. This Award does not confer upon Participant any rights as a stockholder or any rights to receive any securities of the Company by virtue of the Plan or this Award Agreement. This Award represents only a potential payment in cash that may become payable on the terms and conditions set forth in the Plan and this Award Agreement and shall not represent actual units or other equity interests in the Company or a security interest in any of the assets held by the Company.

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EXHIBIT B

PERFORMANCE CONDITIONS
1.    Performance Conditions. Participant may be eligible for payment with respect to up to 1.50x the Target Number of PSUs based on the Average Company Combined Factor and Individual Performance Factor for the three-year period commencing January 1, [Year 1] and ending December 31, [Year 3] (the “Performance Cycle”). On the Determination Date (as defined below), such number of PSUs will become eligible for payment as is determined in accordance with the formula below (the “Payment Eligible PSUs”):
Average Company Combined Factor x Individual Performance Factor x Target Number of PSUs =
Final Number of PSUs to be Paid
In the event of Participant’s Termination of Service prior to the payment of the Payout Value with respect to the PSUs that are determined to be eligible for payment pursuant to this Exhibit B, all PSUs will terminate automatically and be forfeited without further notice.
2.    Determination of Average Company Combined Factor. The “Average Company Combined Factor” will be determined by the Administrator on the Determination Date and will be equal to the average of the Combined Factors (as determined below) for each of the three calendar years in the Performance Cycle. For each calendar year in the Performance Cycle, a “Combined Factor” will be determined based on the Company’s Growth Factor and the Company’s Profitability Factor for such calendar year as set forth below:
Company Factor = (Company Growth Factor x 50%) + (Company Profitability Factor x 50%)
Notwithstanding anything in this Award Agreement to the contrary, the Combined Factor for any given calendar year during the Performance Cycle will be 0.0 if the Company’s Profitability Factor for such calendar year is less than 0.50 or the Company’s Growth Factor for such calendar year is less than 0.50.
A.    Company Growth Factor. The “Company Growth Factor” for each calendar year during the Performance Cycle will be determined by the Administrator based on “Year Over Year Growth in Market Share” for such calendar year as set forth in the table below:

Year Over Year Growth in Market Share	Company Growth Factor
[__]% or More	1.50
[__]%	1.00
[__]%	0.50
*Achievement between levels will be determined by linear interpolation.
B.    Company Profitability Factor. The “Company Profitability Factor” for each calendar year in the Performance Cycle will be determined by the Administrator based on the Company’s Combined Ratio for such calendar year as set forth in the table below:

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Combined Ratio	Company Profitability Factor
Less Than or Equal to [__]%	1.50
[__]%	1.00
[__]%	0.50
*Achievement between levels will be determined by linear interpolation.
3.    Determination of Individual Performance Factor. Participant will be assigned an “Individual Performance Factor” for purposes of Section 1. If Participant is determined to have met or exceeded performance expectations during the Performance Cycle and through the Determination Date as determined by their supervisor or manager, in their sole discretion, Participant will be assigned an Individual Performance Factor of 1.0. If Participant is determined NOT to have met or exceeded performance expectations during the Performance Cycle and through the Determination Date, as determined by their supervisor or manager, in their sole discretion, Participant will be assigned an Individual Performance Factor of 0.0 and will not receive any payout in respect of the PSUs or this Award. While Participant’s supervisor or manager shall take Participant’s achievement with respect to their individual performance goals for the Performance Cycle, if applicable, into account in determining the Individual Performance Factor, any such determination remains in the discretion of the supervisor or manager based on their subjective assessment of Participant’s overall performance. In addition, this Award may be terminated and/or a Participant may be assigned an Individual Performance Factor of 0.0 in the event of Participant’s misconduct or violation of Company policy during the Performance Cycle or prior to the payment of the Payout Value, if any, as determined in the sole discretion of the Administrator.
4.    Adjustment of Performance Objectives. If, during the Performance Cycle, the Administrator determines, by the application of reasonable criteria, that the established performance measures or objectives are no longer applicable due to a change in the Company’s business, operations, corporate structure, or capital structure, the Administrator may modify the performance measures and standards as the Administrator considers appropriate and equitable without Participant’s consent.
5.    Definitions. For purposes of this Award Agreement, the following terms have the meanings provided below:
“Determination Date” means the date following the end of the Performance Cycle on which date the Administrator determines the number of PSUs that will be eligible for payment with respect to the Performance Cycle, if any. The Determination Date shall occur as soon as reasonably practicable following the end of the Performance Cycle and the date the Market Share becomes available for the final calendar year in the Performance Cycle.
“Combined Ratio” means for any calendar year means combined ratio – GAAP Basis – the sum of the Loss Ratio and Expense Ratio for the Incentive Plan Year. The Loss Ratio is calculated by dividing losses and loss adjustment expenses (inclusive of Catastrophe Losses), by Net Premiums Earned. The Expense Ratio is calculated by dividing the total of policy acquisition costs and other operating expenses inclusive of Plan expenses, by Net Premiums Earned.

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“Market Share” means for any calendar year the Company’s market share as determined by the Administrator based on such third-party sources as the Administrator determines are appropriate.
“Year Over Year Growth in Market Share” for any calendar year means the year over year positive growth in the Company’s Market Share for such calendar year as compared to the Company’s Market Share for the immediately preceding calendar year, expressed as a percentage.

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